Calculation of Filing Fee Tables
S-8
Travere Therapeutics, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock (par value $0.0001 per share) issuable as Inducement Awards	Other	68,000	$ 30.02	$ 2,041,360.00	0.0001381	$ 281.91
2	Equity	Common Stock (par value $0.0001 per share) issuable as Inducement Awards	Other	590,120	$ 47.11	$ 27,800,553.20	0.0001381	$ 3,839.26
3	Equity	Common Stock (par value $0.0001 per share) issuable under the 2017 Employee Stock Purchase Plan	Other	300,000	$ 47.11	$ 14,133,000.00	0.0001381	$ 1,951.77
4	Equity	Common Stock (par value $0.0001 per share) issuable under the 2018 Equity Incentive Plan, as amended	Other	3,000,000	$ 47.11	$ 141,330,000.00	0.0001381	$ 19,517.67
Total Offering Amounts:						$ 185,304,913.20		$ 25,590.61
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 25,590.61
Offering Note
[1]	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the Securities Act), this registration statement shall also cover any additional shares of the Registrants common stock that may become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction. Represents shares of the Registrants common stock reserved for issuance upon the exercise of outstanding stock options granted outside the Travere Therapeutics, Inc. 2018 Equity Incentive Plan, as amended (the 2018 Plan), but pursuant to the terms of the 2018 Plan as if such stock options were granted under the 2018 Plan, as inducement grants pursuant to Rule 5635(c)(4) of the Nasdaq Listing Rules. This estimate is made pursuant to Rule 457(h)(1) of the Securities Act solely for purposes of calculating the registration fee. The price per share and aggregate offering price are based on the weighted average exercise price for the Registrants common stock subject to outstanding stock options (rounded to the nearest cent).

[2]	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the Securities Act), this registration statement shall also cover any additional shares of the Registrants common stock that may become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction. Represents shares of the Registrants common stock reserved for issuance upon the vesting of restricted stock units granted outside the 2018 Plan but pursuant to the terms of the 2018 Plan as if such restricted stock units were granted under the 2018 Plan, as inducement grants pursuant to Rule 5635(c)(4) of the Nasdaq Listing Rules. This estimate is made pursuant to Rule 457(c) and Rule 457(h)(1) of the Securities Act solely for purposes of calculating the registration fee. The price per share and aggregate offering price are based on the average of the high and low prices of the Registrants common stock on June 8, 2026, as reported on the Nasdaq Global Market (rounded to the nearest cent).

[3]	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the Securities Act), this registration statement shall also cover any additional shares of the Registrants common stock that may become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction. Represents shares of the Registrants common stock that were automatically added to the shares authorized for issuance under the Registrants 2017 Employee Stock Purchase Plan (the ESPP) on January 1, 2026 pursuant to an evergreen provision contained in the ESPP. Pursuant to such provision, on January 1st of each year commencing in 2018 and ending on (and including) January 1, 2026, the number of shares authorized for issuance under the ESPP is automatically increased by a number equal to the lesser of (i) one percent (1%) of the total number of shares of common stock outstanding on December 31st of the preceding calendar year, and (ii) three hundred thousand (300,000) shares of common stock. Notwithstanding the foregoing, the Registrants Board of Directors may act prior to the first day of any calendar year to provide that there will be no January 1st increase in the share reserve for such calendar year or that the increase in the share reserve for such calendar year will be a lesser number of shares of common stock than would otherwise occur pursuant to the preceding sentence. This estimate is made pursuant to Rule 457(c) and Rule 457(h)(1) of the Securities Act solely for purposes of calculating the registration fee. The price per share and aggregate offering price are based on the average of the high and low prices of the Registrants common stock on June 8, 2026, as reported on the Nasdaq Global Market (rounded to the nearest cent).

[4]	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the Securities Act), this registration statement shall also cover any additional shares of the Registrants common stock that may become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction. Represents 3,000,000 shares of the Registrants common stock that were added to the 2018 Plan pursuant to a share reserve increase approved by the Registrants stockholders on May 19, 2026. This estimate is made pursuant to Rule 457(c) and Rule 457(h)(1) of the Securities Act solely for purposes of calculating the registration fee. The price per share and aggregate offering price are based on the average of the high and low prices of the Registrants common stock on June 8, 2026, as reported on the Nasdaq Global Market (rounded to the nearest cent).

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources